Exhibit 4.3

GLOBAL BLOOD THERAPEUTICS, INC.
FIRST AMENDMENT TO
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This First Amendment (the “Amendment”) to Amended and Restated Investors’ Rights Agreement is made and entered into as of January 26, 2016 by and among Global Blood Therapeutics, Inc., a Delaware corporation (the “Company”), and the undersigned Investors. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Agreement (as defined below).

WHEREAS, the Company and the Investors previously entered into that certain Amended and Restated Investors’ Rights Agreement, dated December 22, 2014 (the “Agreement”);

WHEREAS, under Section 6.6 of the Agreement, the Agreement may be amended only with the written consent of the Company and the holders of at least sixty-six and two-thirds percent (66 2/3%) of the Registrable Securities held by the Investors (collectively, the “Requisite Vote”);

WHEREAS, the undersigned represent the Requisite Vote, and such parties desire to amend the Agreement to clarify and amend the definition of “Registrable Securities” thereunder as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby confirmed, the Company and the undersigned Investors, on behalf of themselves and all Investors (and any assignees thereof) agree that the Agreement is amended as follows:
1.Section 1.21 of the Agreement is hereby amended and restated in its entirety as follows:
“1.21    “Registrable Securities” means (i) the Common Stock issuable or issued upon conversion of the Series A Preferred Stock and the Series B Preferred Stock; (ii) any Common Stock, or any Common Stock issued or issuable (directly or indirectly) upon conversion and/or exercise of any other securities of the Company, held by the Investors or acquired by a holder of Series A Preferred Stock or Series B Preferred Stock after the date hereof; (iii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clauses (i) and (ii) above; and (iv) any other Common Stock subsequently acquired by an Investor, without duplication of any securities referred to in clauses (i) through (iii) hereof; excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Section 6.1, and excluding for purposes of Section 2 any shares for

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which registration rights have terminated pursuant to Section 2.13 of this Agreement.”
2.Continued Validity of Agreement. Except as specifically amended hereby, the Agreement shall continue in full force and effect as originally constituted and is ratified and affirmed by the parties hereto.
3.Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors, assigns, heirs, executors and administrators and other legal representatives.
4.Counterparts. This Amendment may be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
5.Governing Law. This Amendment shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of State of California, without regard to conflict of law principles that would result in the application of any law other than the law of the State of California.
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IN WITNESS WHEREOF, the undersigned parties have executed this Amendment as of the day and year first above written.

THE COMPANY: GLOBAL BLOOD THERAPEUTICS, INC. By: /s/ Ted W. Love Name: Ted W. Love, M.D. Title: President and Chief Executive Officer

IN WITNESS WHEREOF, the undersigned parties have executed this Amendment as of the day and year first above written.

INVESTOR:

THIRD ROCK VENTURES II, L.P.
By:  Third Rock Ventures GP II, L.P., its general partner
By:  TRV GP II, LLC, its general partner

By:_/s/ Kevin Gillis________________
Name: Kevin Gillis
Title: CFO

THIRD ROCK VENTURES III, L.P.
By:  Third Rock Ventures GP III, L.P., its general partner
By:  TRV GP III, LLC, its general partner

By:_/s/ Kevin Gillis________________
Name: Kevin Gillis
Title: CFO

SIGNATURE PAGE TO GLOBAL BLOOD THERAPEUTICS, INC.
FIRST AMENDMENT TO THE AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the undersigned parties have executed this Amendment as of the day and year first above written.

INVESTOR:

FIDELITY SELECT PORTFOLIOS:
BIOTECHNOLOGY PORTFOLIO
By:_/s/ Joseph Zambello____________
Name: Joseph Zambello
Title: Deputy Treasurer

FIDELITY ADVISOR SERIES VII: FIDELITY ADVISOR BIOTECHNOLOGY FUND

By:_/s/ Joseph Zambello_____________
Name: Joseph Zambello
Title: Deputy Treasurer

SIGNATURE PAGE TO GLOBAL BLOOD THERAPEUTICS, INC.
FIRST AMENDMENT TO THE AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT